UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Old Alpharetta Road, Suite 300

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2016, Clearside Biomedical, Inc. (the “Registrant”) entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Silicon Valley Bank (“SVB”), MidCap Funding XII Trust and MidCap Financial Trust (together, “MidCap,” and collectively with SVB, the “Lenders”). The Amended and Restated Loan Agreement, which amends and restates in its entirety the Registrant’s prior Loan and Security Agreement with SVB dated as of April 14, 2015 (the “Original Loan Agreement”), provides for up to $15.0 million in new term loans (the “Term Loan Facility”), of which $8.0 million was funded on September 28, 2016. The remaining $7.0 million will become available for draw by the Registrant beginning on the later of (i) September 30, 2017 and (ii) the date on which the Lenders have received evidence, in form and substance reasonably satisfactory to them, that the Registrant has produced clinical trial data sufficient to file a New Drug Application, or NDA, for its drug candidate CLS-1001 for the treatment of uveitis. Once the draw period for the remaining $7.0 million has commenced, the Registrant may draw funds at its discretion until the earlier of (i) December 31, 2017 and (ii) the occurrence of an event of default under the Amended and Restated Loan Agreement.

Of the $8.0 million term loan drawn on September 28, 2016, approximately $5.3 million was used to repay in full the Registrant’s existing principal and interest obligations under the Original Loan Agreement. As the Original Loan Agreement was replaced with a new loan facility with SVB, the Registrant did not pay any termination or other fees in connection with the repayment of amounts due under the Original Loan Agreement. The Registrant paid a facility fee of $75,000 to the Lenders in connection with the new Term Loan Facility.

The term loan repayment schedule provides for interest only payments through December 2017, followed by 30 consecutive equal monthly payments of principal and interest in arrears starting on January 1, 2018 and continuing through the maturity date of June 1, 2020. The Amended and Restated Loan Agreement provides for an annual interest rate equal to 7.00% plus the greater of (i) 0.50% or (ii) the 30-day U.S. LIBOR rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue. The Amended and Restated Loan Agreement also provides for a final interest payment equal to 6.5% of the original principal amount of the term loans drawn under the Term Loan Facility, which final payment is due on June 1, 2020 or upon the prepayment of the facility or the acceleration of amounts due under the facility as a result of an event of default. The Registrant has the option to prepay the outstanding balance of the term loans in full, subject to a prepayment fee of (i) 3% of the original principal amount of the aggregate term loans for any prepayment prior to September 28, 2017 or (ii) 2% of the original principal amount of the aggregate term loans for any prepayment between September 28, 2017 and May 31, 2020.

The Term Loan Facility is secured by substantially all of the Registrant’s assets, except that the collateral does not include any of the Registrant’s intellectual property. However, pursuant to the terms of a negative pledge arrangement, the Registrant has agreed not to encumber any of its intellectual property. The Amended and Restated Loan Agreement contains customary representations, warranties and covenants by the Registrant, which covenants limit the Registrant’s ability, subject to specified exceptions, to convey, sell, lease, transfer, assign or otherwise dispose of its assets; engage in any business other than the businesses currently engaged in by the Registrant or reasonably related thereto; liquidate or dissolve; undergo specified change of control events; create, incur, assume or be liable for indebtedness; create, incur, allow or suffer any liens on its property; pay dividends and make other restricted payments; make investments; enter into any material transactions with its affiliates; make payments on any subordinated debt; or amend, modify of waive any provision of its organizational documents. In addition, subject to specified exceptions, the Registrant is required to maintain with SVB its primary deposit and securities accounts.

The Amended and Restated Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, the Registrant’s failure to fulfill its obligations under the Amended and Restated Loan Agreement, the occurrence of a material adverse change, specified defaults by the Registrant under its other agreements or the failure of the Registrant to keep its common stock listed on a securities exchange. In the event of default by the Registrant under the Amended and Restated Loan Agreement, the Lenders would be entitled to exercise their remedies thereunder, including the right to accelerate the debt, upon which the Registrant may be required to repay all amounts then outstanding under the Amended and Restated Loan Agreement. Immediately upon the occurrence and during the continuance of an event of default, the Registrant’s obligations under the Term Loan Facility would accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%).

In connection with the Amended and Restated Loan Agreement, the Registrant agreed to issue warrants (each, a “Warrant,” and collectively, the “Warrants”) to each of SVB and MidCap to purchase that number of shares of the Registrant’s common stock equal to 4% of the amount loaned under the Amended and Restated Loan Agreement by SVB and MidCap, respectively, divided by the lower of (a) the average closing price of the Registrant’s common stock for the 30 trading days prior to funding or (b) the closing price of the Registrant’s common stock on the date prior to funding. Such denominator is also the exercise price per share for the Warrants, subject to adjustment for stock splits, stock dividends and the like subsequent to the date of issuance. At the initial funding of the Term Loan Facility on September 28, 2016, the Registrant issued Warrants to the Lenders to purchase an aggregate of 29,796 shares of the Registrant’s common stock at an exercise price of $10.74 per share.

The Warrants are immediately exercisable and will expire on the tenth (10th) anniversary of the date of issuance or, if earlier, upon specified mergers or acquisitions of the Registrant. The Warrants allow for cashless exercise in the event that the fair market value of a share of the Registrant’s common stock exceeds the exercise price of the Warrants on the date of exercise. Upon the expiration date of the Warrants, or in the event of an acquisition of the Registrant, as defined in the Warrants, if the fair market value of a share of the Registrant’s common stock is greater than the exercise price then in effect, the Warrants will be deemed to be automatically cashless exercised as of such expiration date or immediately prior to and contingent upon the consummation of such acquisition.

The form of Warrant and the Amended and Restated Loan Agreement, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the Term Loan Facility, the Warrants and the Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Term Loan Facility is incorporated by reference herein and made a part hereof.

Item 3.02	Unregistered Sales of Equity Securities.

The information above in Item 1.01 is incorporated herein by reference. The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Regulation D and Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants contain representations to support the Registrant’s reasonable belief that each of the recipients of such securities had access to information concerning the Registrant’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Warrant to Purchase Common Stock.

10.1	Amended and Restated Loan and Security Agreement, dated as of September 28, 2016, by and among the Registrant, Silicon Valley Bank, MidCap Funding XIII Trust and MidCap Financial Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

Date: October 4, 2016	By:	/s/ Charles A. Deignan
Charles A. Deignan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Form of Warrant to Purchase Common Stock.

10.1	Amended and Restated Loan and Security Agreement, dated as of September 28, 2016, by and among the Registrant, Silicon Valley Bank, MidCap Funding XIII Trust and MidCap Financial Trust.

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